April 27, 2001





Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549



                                   RE:      Form 8-K
                                            Furniture Brands International, Inc.




Dear Sir or Madam:


     Submitted herewith for filing is the above-referenced report with exhibit.

     This filing is being affected by direct transmission to the Commission's EDGAR system.

                                        Very truly yours,


                                        /s/  Robert L. Kaintz
                                        Assistant General Counsel




RLK/rsl
Enclosure



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (date of earliest event reported):
               April 26, 2001 (April 26, 2001)


                      Furniture Brands International, Inc.
               (Exact name of Registrant as specified in charter)


        Delaware                     I-91                   43-033768
        --------                     ----                   ---------
(State of Incorporation)         (Commission              (IRS Employer
                                 File Number)         Identification Number)




                101 South Hanley Road, St. Louis, Missouri 63105
                ------------------------------------------------
                    (Address of principal executive offices)




                                 (314) 863-1100
                                 --------------
                         (Registrant's telephone number)

Item  5. Other Matters

     On April 26, 2001 the Company announced operating results for the first quarter of 2001. Net sales for the first quarter were $506.2 million, off 10.2% from a record first quarter in 2000. Net earnings for the first quarter were $19.7 million, a decrease of 35.7% from the same quarter last year, which was also a record quarter. Diluted net earnings per common share for the first quarter were $0.39, a decrease of 36.1%. Excluding noncash charges for depreciation and amortization related to a 1992 asset revaluation, the Company would have reported diluted net earnings per common share of $0.44 for the quarter.

     The Company also announced that its current projection for earnings per share in the second quarter is 35 to 40 cents and for the full year 2001 is in the $1.85 to $1.95 range.

Item  7. Financial Statements and Exhibits

         (c)      Exhibits

                  99       Press Release, dated April 26, 2001

                                    SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                Furniture Brands International, Inc.

                                By:  /s/  Steven W. Alstadt
                                     Steven W. Alstadt
                                     Controller and Chief Accounting Officer





Dated:   April 26, 2001





INFORMATION
 101 South Hanley Road
 St. Louis, Missouri  63105
 314-863-1100

FOR IMMEDIATE RELEASE
---------------------


                FURNITURE BRANDS INTERNATIONAL REPORTS SALES AND
                     EARNINGS FOR THE FIRST QUARTER OF 2001;

                 COMPANY ANNOUNCES $47 MILLION IN DEBT REDUCTION


St. Louis, Missouri, April 26, 2001 -- Furniture Brands International (NYSE:FBN) announced today operating results for the first quarter of 2001.

Net sales for the first quarter were $506.2 million, off 10.2% from a record first quarter in 2000. Net earnings for the first quarter were $19.7 million, a decrease of 35.7% from the same quarter last year, which was also a record quarter. Diluted net earnings per common share for the first quarter were $0.39, a decrease of 36.1%.

Excluding noncash charges for depreciation and amortization related to a 1992 asset revaluation, the company would have reported diluted net earnings per common share of $0.44 for the quarter.

"The first quarter of 2001 was a very difficult one for our company and for our industry," stated W. G. (Mickey) Holliman, Chairman, President and Chief Executive Officer. "Like many other segments of the domestic economy, we saw the continuation of the significant slowdown which began during the second half of 2000. We are also experiencing some carry-over effect from major retailer bankruptcy filings in the second half of 2000, and we have sacrificed additional volume as we have backed away from other business due to credit concerns. Our operating margins were negatively impacted by decreased plant utilization - off by some 16-17% -- resulting both from the volume shortfall and from our increased focus on imported products. As evidenced by our previously announced capacity reductions and layoffs, we are taking meaningful steps to return our margins to more normal levels. Should business improve, we anticipate even greater margin improvement going forward."

"Our strong cash flow in the first quarter enabled the company to reduce its debt by $47 million, resulting in long-term debt of $415 million at the end of the quarter. We have now achieved our long-stated goal of a 40% debt to capitalization ratio. Going forward we will have added flexibility in the application of our substantial cash flow."

Mr. Holliman continued, "We continue to see weakness in consumer spending in our sector. We now believe the current soft economic conditions will continue through the second quarter of 2001, and in all probability into the second half of the year. We expect a recovery toward the end of the year but we do not believe it will be soon enough or strong enough to offset the first half weakness. Our current projection for earnings per share in the second quarter is 35 to 40 cents. For the full year 2001 our projection is in the $1.85 to $1.95 range."

Mr. Holliman concluded, "The residential furniture industry is in a period of significant transition, and the soft economy has accelerated that process. Over the past several years we have positioned our company to meet the current challenges, and we believe we are in a position to take advantage of these industry changes and to grow market share on a profitable basis going forward."

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements include the company's expected sales, earnings per share, profit margins, and cash flow for the second quarter and full year 2001, the effects of certain manufacturing realignments and other business strategies, the prospects for the overall business environment, and other statements containing the words "expects," "anticipates," "estimates," "believes," and words of similar import. The company cautions investors that any such forward-looking statements are not guarantees of future performance and that certain factors may cause actual results to differ materially from those in the forward-looking statements. Such factors may include: overall business and economic conditions and growth in the furniture industry; changes in customer spending patterns and demand for home furnishings; competitive factors, such as design and marketing efforts by other furniture manufacturers; pricing pressures; success of the marketing efforts of retailers and the prospects for further customer failures; the company's success in furniture design and manufacture; the effects of manufacturing realignments and cost savings programs; and other risk factors listed from time to time in the company's public releases and SEC reports.

A conference call will be held to discuss the first quarter results at 2:00 P.M. (Central Time) on April 26, 2001. The call can be accessed at www.streetfusion.com, at www.streetevents.com, or on the company's website at www.furniturebrands.com.


                                          FURNITURE BRANDS INTERNATIONAL

                                          CONSOLIDATED OPERATING RESULTS
                                      (Dollars in thousands except per share)
                                                    (Unaudited)


                                                                                           Three Months Ended
                                                                                                March 31,
                                                                                        2001                2000
                                                                                   ---------------     ----------------

Net sales..............................................................                  $ 506,182           $ 563,947
Costs and expenses:
  Cost of operations...................................................                    370,416             404,719
  Selling, general and administrative expenses.........................                     84,411              86,963
                                                                                                                15,549
  Depreciation and amortization (A)....................................                     15,258
                                                                                   ----------------    ----------------
Earnings from operations...............................................                     36,097              56,716

Interest expense.......................................................                      6,769               9,609
Other income, net......................................................                        809                 735
                                                                                   ----------------    ----------------
Earnings before income tax expense....................................                     30,137              47,842
Income tax expense.....................................................                     10,456              17,242
                                                                                   ----------------    ----------------
Net earnings...........................................................                    $19,681             $30,600
                                                                                   ================    ================

Net earnings per common share (diluted):
  As reported..........................................................                      $0.39               $0.61
                                                                                   ================    ================

  As adjusted (B)......................................................                      $0.44               $0.66
                                                                                   ================    ================


Average diluted common shares
outstanding (in thousands).............................................                     51,083              50,351
                                                                                   ================    ================






(A) Includes $3,258 and $3,458 for the three months ended March 31, 2001 and 2000, respectively, related to the 1992 asset revaluation.

(B) Adjusted to remove the depreciation and amortization related to the 1992 asset revaluation, net of taxes.




                         FURNITURE BRANDS INTERNATIONAL
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)
                                  (Unaudited)





                                                                                             March 31,            December 31,
                                                                                                 2001                    2000
                                                                                     ------------------    --------------------
Assets

Current assets:
  Cash and cash equivalents............................................                  $       8,038            $     14,606
  Receivables, net.....................................................                        349,675                 351,804
  Inventories..........................................................                        296,621                 294,454
  Prepaid expenses and other current assets............................                         32,927                  30,717
                                                                                     ------------------    --------------------
    Total current assets...............................................                        687,261                 691,581
Net property, plant and equipment......................................                        296,362                 303,235
Intangible assets......................................................                        286,507                 289,895
Other assets...........................................................                         21,579                  20,127
                                                                                     -----------------     -------------------
                                                                                          $  1,291,709            $  1,304,838
                                                                                     ==================    ====================

Liabilities and Shareholders' Equity

Current liabilities:
  Accrued interest expense.............................................                  $       1,760           $       7,646
  Accounts payable and other accrued expenses..........................                        149,098                 135,472
                                                                                     ------------------    --------------------
    Total current liabilities..........................................                        150,858                 143,118
Long-term debt.........................................................                        415,000                 462,000
Other long-term liabilities ...........................................                        115,377                 115,815

Shareholders' equity...................................................                        610,474                 583,905
                                                                                     ------------------    --------------------
                                                                                            $1,291,709              $1,304,838
                                                                                     ==================    ====================
